UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2005

ASTORIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 2 THROUGH 4 AND 6 THROUGH 8 NOT APPLICABLE.

Item 1.01 Entry into a Material Definitive Agreement.

(a)	At Astoria Financial Corporation’s (the Company) annual meeting of shareholders held on May 18, 2005, the shareholders approved the 2005 Re-designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation (the “Plan”). The Plan will enable the Company to grant stock options and stock appreciation rights and award restricted stock and restricted stock units for up to 5,250,000 shares of the Company’s common stock to officers and employees of the Company and its subsidiary companies, including Astoria Federal Savings and Loan Association (“Astoria Federal”). A description and copy of the Plan were included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2005.

At the Company’s Board of Directors meeting held on May 18, 2005, the Board of Directors considered and approved the annual organizational matters for the Company. Among the matters approved were the Board of Directors’ fees to be paid for the coming year. Directors fees were approved, unchanged from the prior year, as follows:

	Company	Astoria Federal
Annual Retainer	$22,000	$44,000
Chairman of Audit Committee Annual Retainer	$10,000	(1)
Chairman of Nominating and Corporate Governance Committee Annual Retainer	$10,000	(1)
Chairman of Compensation Committee Annual Retainer	$5,000	(1)
Committee Meeting Fee (Per meeting attended)	$1,000	(1)

(1)	Directors who hold comparable positions with or attend joint meetings of both the Company and Astoria Federal’s Committees are paid a single retainer or meeting fee for service with both corporations.

The Board of Directors at its meeting held on May 18, 2005 approved the following committee assignments and other designations:

Audit Committee: Thomas J. Donahue, Chairman, Andrew M. Burger, Denis J. Connors, Peter C. Haeffner, Jr., Ralph F. Palleschi and Leo J. Waters

Audit Committee Financial Experts: Thomas J. Donahue and Ralph F. Palleschi

Nominating and Corporate Governance Committee: Ralph F. Palleschi, Chairman, Andrew M. Burger, John J. Conefry, Jr., Denis J. Connors, Peter C. Haeffner, Jr. and Thomas W. Powderly
Compensation Committee: Denis J. Connors, Chairman, Andrew M. Burger, Robert Conway, Thomas J. Donahue and Ralph F. Palleschi

Presiding Director: Ralph Palleschi

All Committee members have been determined to be independent pursuant to the Company’s policies in this regard.

In connection with the retirement of Donald D. Wenk, a director of both the Company and Astoria Federal from the Boards of Directors of the Company and Astoria Federal, described more fully below, and in order to clarify and avoid any potential dispute over the amount of the benefit to which Mr. Wenk is duly entitled pursuant to the Long Island Bancorp, Inc. Non-Employee Directors Retirement Benefit Plan, which was assumed by the Company as part of its acquisition of Long Island Bancorp, Inc. following the close of business on September 30, 1998, and the Astoria Financial Corporation and Astoria Federal Savings and Loan Association Director Retirement Plan, the Company, Astoria Federal and Mr. Wenk entered into a letter agreement, a copy of which is attached as an Exhibit to this Report.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Donald D. Wenk, a director of the Company and Astoria Federal, will reach the mandatory retirement age of seventy-five (75) in June 2005. Accordingly, pursuant to the Bylaws of both the Company and Astoria Federal, Mr. Wenk retired from the Board of Directors of the Company and of Astoria Federal effective upon the close of the regular Boards of Directors meetings of the Company and Astoria Federal, respectively, held on May 18, 2005.

As reported on Form 8-K dated February 16, 2005 and filed with the SEC on February 17, 2005, the Board of Directors of the Company previously adopted a resolution, effective upon the close of the regular Board of Directors meeting held on May 18, 2005, reducing the size of the Board of Directors of the Company from twelve to eleven directors, thereby eliminating the Board of Directors seat which had previously been held by Mr. Wenk.

As reported on Form 8-K dated February 16, 2005 and filed with the SEC on February 17, 2005, the Board of Directors of Astoria Federal previously adopted an amendment to the Bylaws of Astoria Federal, effective upon the close of the regular Board of Directors meeting held on May 18, 2005, reducing the size of the Board of Directors of Astoria Federal from twelve to eleven directors, thereby eliminating the Board of Directors seat which had previously been held by Mr. Wenk. The Office of Thrift Supervision has issued a letter of non-objection with respect to such amendment.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Letter Agreement dated May 18, 2005 between Astoria Financial Corporation and Donald D. Wenk.

99.1	Re-designated, Amended and Restated Stock Incentive Plan for officers and employees of Astoria Financial Corporation (Incorporated by reference to Exhibit A of the Company’s definitive proxy statement on Schedule 14A, filed on April 11, 2005 for the Company’s annual meeting of shareholders.)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION
By:	/s/ Alan P. Eggleston
Alan P. Eggleston
Executive Vice President, Secretary and General Counsel

Dated: May 18, 2005

Index of Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated May 18, 2005 between Astoria Financial Corporation and Donald D. Wenk.

99.1	Re-designated, Amended and Restated Stock Incentive Plan for officers and employees of Astoria Financial Corporation (Incorporated by reference to Exhibit A of the Company’s definitive proxy statement on Schedule 14A, filed on April 11, 2005 for the Company’s annual meeting of shareholders).